Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

This Amendment No. 1 to Asset Purchase Agreement (this “Amendment”), dated February 27, 2009, is made by and among Sara Lee Corporation, a Maryland corporation (“Seller”), Saramar, LLC, a Delaware limited liability company (“Saramar”), and Farmer Bros. Co., a Delaware corporation (“Buyer”).

RECITALS

A.                                   The parties hereto are parties to that certain Asset Purchase Agreement dated December 2, 2008 (the “Asset Purchase Agreement”) pursuant to which Buyer has agreed to purchase from Seller and Saramar all of the assets of the DSD Business (as defined in the Asset Purchase Agreement).

B.                                     The parties wish to amend the Asset Purchase Agreement as provided below.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       All capitalized terms used and not defined in this Amendment shall have the meanings ascribed to them in the Asset Purchase Agreement.

2.                                       The Asset Purchase Agreement is hereby amended as follows:

a.                                       Exhibit A. Exhibit A of the Asset Purchase Agreement is hereby deleted and a new Exhibit A, appended hereto as Attachment A, is hereby substituted in its place.

b.                                      Section 1.1(c). Section 1.1(c) of the Asset Purchase Agreement is hereby amended by adding the following new sentence at the end of Section 1.1(c):

“In addition, Seller makes no representation or warranty regarding the accuracy of any other list (whether written, electronic or in any other form) of the Brew Equipment Inventory, whether dated prior to, on or after the date hereof.”

c.                                       Section 3.1. Section 3.1 of the Asset Purchase Agreement is hereby deleted and the following is hereby substituted in its place:

“The Closing. Subject to Article VII, the exchange of documents required to consummate the transactions contemplated by this Agreement shall take place at 5:00 p.m., central standard time, on Friday, February 27, 2009, at the offices of Sonnenschein Nath & Rosenthal LLP, located in Chicago, but consummation of the transaction (the “Closing”) shall be effective as of 11:59 p.m., eastern standard time, on Saturday, February 28, 2009 (the “Closing Date”); provided, however, that the cash portion of the Closing Payment (determined pursuant to Section 2.1) shall be tendered by Buyer to Seller by wire transfer of same day funds at such time as federally insured financial institutions open for business on Monday, March 2, 2009, in New York, New York, and the Note, if applicable, shall be physically tendered to Seller or its representatives by 9:00 a.m., central standard time, on Monday, March 2, 2009, at the offices of Sonnenschein Nath & Rosenthal LLP, located in Chicago; provided further, however, that such transactions may occur on such other dates, times or places as agreed to in writing by Buyer and Seller.”

d.                                      Section 3.2(d)(v). Section 3.2(d)(v) of the Asset Purchase Agreement is hereby deleted and the following is hereby substituted in its place:

“A Cappuccino and Cocoa Transition Agreement with Seller’s manufacturer pursuant to which Seller’s designee may supply to Buyer certain cappuccino and cocoa products on the terms set forth therein (the “Cappuccino and Cocoa Transition Agreement”), substantially in the form attached hereto as Exhibit H (and subject to any reasonable modifications required by said manufacturer);”

e.                                       Exhibit O. Exhibit O of the Asset Purchase Agreement is hereby deleted and a new Exhibit O, appended hereto as Attachment B, is hereby substituted in its place.

f.                                         Schedules. Schedules 1.1(a)-1 (Certain DSD Business Marks), 1.1(a)-2 (Certain DSD Business Marks), 1.1(f) (Personal Property Leases), 4.9 (Payment of Taxes), 4.11 (Leased Real Property), 4.13-2 (Owned Vehicles), 4.15 (Intellectual Property), 4.16-1 (Permits), 4.16-2 (Compliance with Permits), 4.17(a) (Material Contracts), 4.20(b) (Information about Hired Personnel), and 4.21 (Hazardous Substances) to the Asset Purchase Agreement are hereby amended and restated in their entirety. New Schedules 1.1(a)-1 (Certain DSD Business Marks), 1.1(a)-2 (Certain DSD Business Marks), 1.1(f) (Personal Property Leases), 4.9 (Payment of Taxes), 4.11 (Leased Real Property), 4.13-2 (Owned Vehicles), 4.15 (Intellectual Property), 4.16-1 (Permits), 4.16-2 (Compliance with Permits), 4.17(a) (Material Contracts), 4.20(b) (Information about Hired Personnel), and 4.21 (Hazardous Substances) are hereby substituted in their place, and are, along with the rest of the Schedules which have not been amended and restated, appended hereto as Attachment C.

g.                                      Section 7.1(f). Section 7.1(f) of the Asset Purchase Agreement is hereby deleted and the following is hereby substituted in its place:

“The parties shall have entered into each of the Operational Agreements and the Option Agreement, and the manufacturer shall have duly executed and delivered the Cappuccino and Cocoa Transition Agreement.”

3.                                       Except as modified by the above, the Asset Purchase Agreement is hereby restated and confirmed in all respects and is binding upon the parties hereto. This Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

SARA LEE CORPORATION

By:	/s/ Mark S. Silver
Name:	Mark S. Silver
Title:	Assistant Secretary

SARAMAR, L.L.C.

By:	/s/ Mark S. Silver
Name:	Mark S. Silver
Title:	Vice President and Assistant Secretary

FARMER BROS. CO.

By:	/s/ Roger M. Laverty III
Name:	Roger M. Laverty III
Title:	President and Chief Executive Officer

Signature Page – Amendment No. 1 to Asset Purchase Agreement.